Exhibit 99.1

Media Contacts:
Eric Snow	Doug Sawatzky
PTC	MKS
781.370.6210	519.883.3252
esnow@ptc.com	Doug.Sawatzky@mks.com

PTC to Unify Management of Product Hardware and Software Development

Lifecycles with Acquisition of MKS

NEEDHAM, MA and WATERLOO, ON – April 7, 2011 – PTC (Nasdaq: PMTC), The Product Development Company®, and MKS Inc. (TSX: MKX), a global application lifecycle management (ALM) technology leader, today announced that they have entered into a definitive acquisition agreement (the “Arrangement Agreement”) pursuant to which PTC has agreed to acquire MKS for CDN$26.20 per share for an aggregate purchase price of approximately CDN$292.5 million in an all cash transaction.

MKS Integrity™ coordinates and manages all activities and artifacts associated with developing software intensive products, including requirements, models, code and test, ensuring comprehensive lifecycle traceability. By unifying MKS’s ALM solutions with PTC’s industry-leading product lifecycle management (PLM) solutions, PTC will enable manufacturers to better align the management of a product’s hardware components and related software.

“At PTC, we recognize that software is an essential component of nearly every manufactured product,” said PTC president and CEO Jim Heppelmann. “That’s why we have long believed that the development of product hardware and software should be managed as a unified process. With the acquisition of MKS, we are adding a best-of-breed ALM solution to our product portfolio, and extending how our PLM solution manages the development of software-intensive products.”

Today, software is considered a critical source of product innovation. Yet, software development is often managed separately from the hardware into which it is embedded. This can lead to reduced product quality and increased total service costs. By unifying the management of the hardware and software development lifecycles, PTC will foster greater collaboration between disparate engineering and development teams, enabling improved requirements management and system engineering.

“As a technology leader, MKS has seen incredible success in the ALM market and we are proud to have built such a strong and loyal customer base,” said MKS president and CEO Michael Harris. “We view the opportunity to join PTC, which we believe is the unambiguous PLM market leader, as a way to accelerate our own innovation, offer our existing customers even greater value, and extend our reach into new markets.”

The acquisition is expected to close in early June 2011, subject to customary conditions, including approval of the MKS shareholders, Ontario court approval, and regulatory approvals. The acquisition is expected to be neutral to PTC’s non-GAAP financial results in fiscal 2011 and slightly accretive to PTC’s non-GAAP financial results in fiscal 2012.

About the Transaction

The acquisition will be carried out as a court-approved plan of arrangement under the Business Corporations Act (Ontario) (the “Arrangement”) with MKS shareholders receiving cash in the amount of CDN$26.20 per MKS common share. PTC will finance the transaction by drawing on its existing credit facility in the amount of approximately $250 million and with cash on hand of approximately $54 million. All outstanding vested options and RSUs of MKS will be cash settled on the closing date of the Arrangement and all unvested options of MKS will be assumed by PTC. The Arrangement must be approved by at least 66 2/3% of the votes cast by MKS shareholders at a special meeting of MKS shareholders expected to be held in late May 2011. The transaction is subject to court approval in Ontario as well as customary closing conditions, including regulatory approvals.

The transaction has been unanimously approved by the board of directors of each of PTC and MKS. Mooreland Partners LLP acted as financial advisor to MKS with respect to the Arrangement and provided a fairness opinion to the MKS Board. The Arrangement was reviewed by an independent committee of the MKS Board in consultation with its legal and financial advisors and unanimously determined that the Arrangement is fair to MKS shareholders and in the best interest of MKS. The MKS Board, based in part on the recommendation of the independent committee, concluded that the transaction is fair to shareholders of MKS and is in the best interests of MKS and recommends that shareholders of MKS vote in favor of the Arrangement at the special meeting of shareholders of MKS.

Directors and managers, including the Executive Chairman, CEO and CFO, who hold shares representing approximately 25% of the outstanding common shares of MKS have agreed to vote their shares in favor of the Arrangement.

The Arrangement Agreement contains customary terms and conditions, including the obligation of MKS to pay PTC a termination fee of CDN$11.55 million in the event that the agreement is terminated in certain circumstances.

Upon completion of the transaction, the MKS shares will be de-listed from the Toronto Stock Exchange.

Morgan Stanley & Co. acted as financial advisor to PTC.

PTC to Hold Investor Call at 8:30 am ET TODAY, April 7, 2011

PTC management will host a conference call to discuss this acquisition TODAY, April 7 at 8:30 am ET.

What:	PTC to acquire MKS Conference Call

When:	Thursday, April 7th, 2011 at 8:30 am (ET)

Dial-in:	USA: 1-800-857-5592 and International: 1-773-799-3757
Call Leader: James Heppelmann
Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:	The audio replay of this event will be archived for public replay until 4:00 pm (CT) on April 12, 2011 at USA: 1-888-293-8912 International: 1-203-369-3023. To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

About PTC

PTC (Nasdaq: PMTC), The Product Development Company®, develops, markets and supports product development software solutions and related services that help companies achieve their product development strategies and optimize their processes. Using the company’s tightly integrated CAD and enterprise PLM solutions, organizations are better able to create and manage product information throughout the lifecycle for optimal product development success.

About MKS

MKS enables organizations to reduce the overwhelming complexity of developing software intensive products thereby removing barriers to rapid innovation.

MKS Integrity™ manages all systems and software development processes and connects all engineering artifacts, including requirements, models, code and tests, ensuring comprehensive lifecycle traceability. MKS Integrity’s™ open architecture integrates disparate tools into a streamlined engineering process, allowing orchestration of engineering change and collaboration across the technology supply chain. With MKS Integrity™, engineering teams improve productivity and quality, streamline compliance and gain complete product visibility, which ultimately drives more innovative products into the market.

With offices worldwide, MKS supports customers across industries including, Automotive, Aerospace and Defense, High Tech Electronics and Medical Devices. For more information about MKS and MKS Integrity™, visit our web site at http://www.mks.com.

Forward Looking Statements and Risks

This news release contains forward-looking statements, including statements about completion of the Arrangement, future results, integration of the companies’ technologies, and anticipated debt levels. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including the following: PTC and MKS may be unable to satisfy the closing conditions, which include obtaining MKS shareholder approval and regulatory approvals, and complete the transaction; PTC may be unable to successfully operate the businesses to achieve the expected financial results; PTC may be unable to successfully develop and integrate the technology necessary to offer an integrated solution that complements PTC’s product development system; PTC may be unable to retain and maintain relationships with key employees, customers and other strategic partners of MKS; as well as other risks and uncertainties detailed from time to time in reports filed by PTC with the U.S. Securities and Exchange Commission, including PTC’s most recent reports on Forms 10-K and 10-Q.

Additional Information and Where You Can Find It

This material is not a substitute for the management information circular that MKS intends to file with the Canadian securities regulatory authorities or any other documents which PTC or MKS may file or distribute in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE MANAGEMENT INFORMATION CIRCULAR AND ALL OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ARRANGEMENT. Investors and securityholders may obtain any documents pertaining to the proposed Arrangement filed by MKS with SEDAR at www.sedar.com and filed by PTC at the SEC’s website (www.sec.gov).

This announcement is for information purposes only and does not constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell, otherwise dispose of or issue, or any solicitation of any offer to sell, otherwise dispose of, issue, purchase, otherwise acquire or subscribe for, any security.

PTC, the PTC logo and The Product Development Company are trademarks or registered trademarks of Parametric Technology Corporation and its subsidiaries in the United States and other countries.

MKS and MKS Integrity are trademarks or registered trademarks of MKS Inc. in Canada and other countries.